UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

DFC Global Corp.

(Exact name of registrant as specified in charter)

Delaware	000-50866	23-2636866
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1436 Lancaster Avenue, Suite 300 Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 296-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 6, 2014, DFC Global Corp. (the “Company” or “DFC Global”) convened a special meeting of its stockholders (the “Meeting”). The Meeting was called for the following purposes:

(1)	Merger Proposal. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 1, 2014, by and among the Company, LSF8 Sterling Merger Parent, LLC (as successor in interest to LSF8 Sterling Parent, LLC) and LSF8 Sterling Merger Sub, LLC (as successor in interest to LSF8 Sterling Merger Company, LLC);

(2)	Advisory Vote on Merger-Related Compensation. To consider and vote, on an advisory (non-binding) basis, on the compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger of LSF8 Sterling Merger Sub, LLC with and into the Company (the “Merger”) as reported on the Golden Parachute Compensation Table in the definitive proxy statement on Schedule 14A that the Company filed with the United States Securities and Exchange Commission on May 1, 2014 (the “Definitive Proxy Statement”); and

(3)	Adjournment Proposal. To consider and vote upon a proposal to approve the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement.

Only stockholders of record as of the close of business on April 29, 2014, were entitled to vote at the Meeting. At the Meeting, 33,704,025 shares of common stock of the Company were represented in person or by proxy and entitled to vote, constituting a quorum for the purposes of the vote.

The final voting results with respect to the Merger Proposal are set forth below:

For	Against	Abstain
25,026,908	8,429,523	54,961

The final voting results with respect to the Advisory Vote on Merger-Related Compensation are set forth below:

For	Against	Abstain
17,182,409	15,802,709	526,274

Based on the votes cast by proxy prior to the Meeting, the third proposal was moot. Therefore, a vote on the proposal was not taken or recorded.

The consummation of the Merger is subject to the satisfaction of the closing conditions set forth in the Merger Agreement and discussed in the Definitive Proxy Statement.

Item 8.01 Other Events.

On June 6, 2014, the Company issued a press release announcing that the Merger Proposal was approved by the Company’s stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This filing and its exhibits contain forward-looking statements, including, among other things, statements regarding the following: the Company’s future results, growth, guidance and operating strategy; the global economy; the effects of currency exchange rates and fluctuations in the price of gold on reported operating results; the regulatory environment in Canada, the United Kingdom, the United States, Scandinavia and other countries; the impact of future development strategy, new stores and acquisitions; litigation matters; financing initiatives; and the performance of new products and services. These forward-looking statements involve risks and uncertainties, including risks related to: the Company’s ability to maintain relationships with customers and employees following the transaction, the ability of third parties to fulfill their commitments relating to the transaction, including providing financing, the ability of the parties to satisfy the closing conditions, and the risk that the transaction may not be completed in the anticipated time frame or at all; the regulatory environments of the jurisdictions in which we do business, including reviews of our operations principally by the CFPB in the United States and the Financial Conduct Authority in the United Kingdom, and other changes in laws affecting how we do business and the regulatory bodies which govern us; current and potential future litigation; the identification of acquisition targets; the integration and performance of acquired stores and businesses; the performance of new stores and internet businesses; the impact of debt and equity financing transactions; the results of certain ongoing income tax appeals; the effects of new products and services, or changes to our existing products and services, on the Company’s business, results of operations, financial condition, prospects and guidance; and uncertainties related to the effects of changes in the value of the U.S. Dollar compared to foreign currencies. There can be no assurance that the Company will attain its expected results, successfully integrate and achieve anticipated synergies from any of its acquisitions, obtain acceptable financing, or attain its published guidance metrics, or that ongoing and potential future litigation or the various U.S. Federal or state, U.K., or other foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the SEC, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended June 30, 2013, as amended in its Form 10-Q for the quarter ended September 30, 2013, in its Form 10-Q for the quarter ended December 31, 2013 and in its Form 10-Q for the quarter ended March 31, 2014. You should not place any undue reliance on any forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of DFC Global Corp., dated June 6, 2014.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DFC Global Corp.

By:	/s/ William M. Athas
William M. Athas
Senior Vice President, Finance, Chief Accounting Officer and Corporate Controller

Date: June 6, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of DFC Global Corp., dated June 6, 2014.